UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2009

ELIXIR GAMING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6650 Via Austi Parkway, Suite 170

Las Vegas, Nevada 89119

(Address of principal executive offices)

(702) 733-7195

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01                                             Other Events

Cambodia Market Regulatory Update

As reported in Elixir Gaming Technologies, Inc.’s (“Elixir Gaming” or the “Company”) Current Report on Form 8K filed on January 2, 2009, Cambodia’s Prime Minister issued a directive on December 2, 2008 which requires slot machine operators in the country to obtain licenses issued by the Ministry of Economy and Finance and to operate only in hotels certified by the Ministry of Tourism.  According to the directive, existing slot machine operators have six months to comply.  In addition, the directive seeks strict compliance with the foreigners-only rule that permits only foreigners or Cambodians with foreign passports to gamble in the country.

As a result of this directive, three of our six operating clubs in Cambodia have been closed. Our key operator partners in this market, some of which have voluntarily closed their clubs on a temporary basis, are working quickly to achieve compliance with the directive.  We anticipate these key clubs will reopen before the end of the first quarter of 2009.

Elixir Gaming currently has 942 machines in operation, of which 141 are in Cambodia.  This compares to 1,283 machines in operation, of which 496 were in Cambodia as of September 30, 2008.  Given our recently announced contract with NagaWorld, the only licensed full-service casino in Phnom Penh, and the expected reopening of our key clubs, we anticipate ending the first quarter of 2009 with approximately 400 electronic gaming machines in operation in strong venues in Cambodia.  While we anticipate resumption in sequential revenue growth by the second quarter of 2009 due to the expected rationalization of competitors, reopening of key venues, and contribution from our operations at NagaWorld, our revenue for the first quarter of 2009 is expected to be negatively impacted.

We firmly believe that a more robust regulatory environment in Cambodia will benefit the industry and the Company long-term.  Due to our strong market relationships, including our partnership with the market leader NagaWorld, we anticipate that Elixir Gaming will emerge a stronger competitor in what we believe remains an attractive gaming market.

We continue to work closely with our team in Cambodia, our operator partners, and government officials in order to monitor, evaluate, and proactively manage the situation.  We will continue to update the market as material and definitive information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

Dated: January 16, 2009	/s/ Clarence Chung
Clarence Chung Chief Executive Officer